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                  Exhibit 11.1 - Computation of Per Share Loss
                            RYKA Inc. and Subsidiary
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                                                                    FOR THE YEAR ENDED
                                                                        DECEMBER 31,
                                                      1995                 1994                  1993
                                                   -----------      -------------------         ------
PRIMARY:

Weighted average number of
 common shares outstanding                          34,560,653           24,210,083          23,573,316

Net effect of dilutive stock
 options and warrants (based
 on the Treasury Stock Method
 using average market price)                             -                  -                     -
                                                  ------------         ------------        ------------
     Total                                          34,560,653           24,210,083          23,573,316
                                                  ============         ============        ============
Net (loss):
 (Loss) before extraordinary item                 ($ 5,279,733)        ($   511,415)       ($ 3,428,491)
 Extraordinary item                                  1,650,256              -                    -
                                                  ------------         ------------        ------------

Net (loss)                                        ($ 3,629,477)        ($   511,415)       ($ 3,428,491)
                                                  ============         ============        ============

Net (loss) per share:
 (Loss) before extraordinary item                 ($       .15)        ($       .02)       ($       .15)
  Extraordinary item                                       .05               -                   -
                                                  ------------         ------------        ------------

Net (loss) per share                              ($       .10)        ($       .02)       ($       .15)
                                                  ============         ============        ============

FULLY DILUTED:

Weighted average number of
 common shares outstanding                          34,560,653           24,210,083          23,573,316

Net effect of dilutive stock
 options and warrants (based
 on the Treasury Stock
 Method using the quarter-
 end market price, if greater
 than the average market
 price)                                                  -                   -                   -
                                                  ------------         -------------       ------------
     Total                                          34,560,653           24,210,083          23,573,316
                                                  ============         =============       ============
Net (loss):
 (Loss) before extraordinary item                 ($ 5,279,733)        ($   511,415)       ($ 3,428,491)
 Extraordinary item                                  1,650,256               -                   -
                                                  ------------         ------------        ------------

Net (loss):                                       ($ 3,629,477)        ($   511,415)       ($ 3,428,491)
                                                  ============          ============        ============

Net (loss):
 (Loss) before extraordinary item                 ($       .15)        ($       .02)       ($       .15)
 Extraordinary item                                        .05               -                   -
                                                  ------------         -------------       ------------

Net (loss) per share                              ($       .10)        ($       .02)       ($       .15)
                                                  ============         =============       ============
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